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                                                                    Exhibit 99.2



                      Statement of Chief Financial Officer

         Pursuant to Section 1350 of Title 18 of the United States Code





Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Bruce Johnson, the Sr. Vice President and Chief Financial Officer of eResearchTechnology, Inc. (the "Company"), hereby certifies that:

     1. The Company's Form 10-K Annual Report for the period ended December 31, 2002 (the "Report") fully complies with the requirements of
          Section 13(a) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.







Dated:  March 14, 2003                   /s/ Bruce Johnson
                                         ---------------------------------------
                                         Bruce Johnson,
                                         Sr. Vice President and Chief Financial
                                         Officer